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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Caliper Technologies Corp. pertaining to the 1996 Equity Incentive Plan, 1999 Equity Incentive Plan, 1999 Employees Stock Purchase Plan and the 1999 Non-Employees Directors' Stock Option Plan, of our report dated March 5, 1999, with respect to the financial statements of Caliper Technologies Corp., included in its Registration Statement (Form S-1 No. 333-88827), as amended, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

Palo Alto, California
January 17, 2000